EXHIBIT 32.1

Section 1350 Certification by the Chief Executive Officer

I, Dean Personne, the chief executive officer of Peak International Limited (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,

(i) the Quarterly Report of the Company on Form 10-Q for the period ending June 30, 2006 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2006	/s/ Dean Personne
Dean Personne
Chief Executive Officer